UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2017

BROOKS AUTOMATION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25434	04-3040660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (978) 262-2400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Material Definitive Agreement

Agreement to Acquire 4titude Limited

On October 5, 2017, Brooks Automation, Inc. (the “Company”), through its wholly owned subsidiary Brooks Automation Limited, entered into a Sale and Purchase Agreement to acquire all of the outstanding capital stock of 4titude Limited.  The description of the Sale and Purchase Agreement set forth under Item 2.01 is hereby incorporated by reference into this Item 1.01 as if fully set forth herein.

Term Loan Credit Facility

 On October 4, 2017, the Company entered into a Credit Agreement (the “Term Loan Credit Agreement”) with the lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent for such lenders (the “Term Loan Administrative Agent”).  The Term Loan Credit Agreement, along with other related loan documents, provide for a seven-year, $200 million secured term loan (the “Term Loan Credit Facility”) that matures on October 4, 2024 (the “Maturity Date”).  Subject to certain conditions, the Term Loan Credit Facility may be increased by an aggregate amount equal to $75 million plus any voluntary repayments of the term loans plus an amount such that the secured leverage ratio of the Company is less than 3.00 to 1.00.  Such increase may be obtained by increasing the commitments of the existing lender syndicate (who have no obligation to provide such additional commitments) or from other lenders which are not part of the existing syndicate of lenders.

The proceeds of the Term Loan Credit Agreement may be used to pay fees, costs and expenses incurred in connection with the Term Loan Credit Facility, for general working capital purposes, and for any other purposes not prohibited by the terms of the Term Loan Credit Agreement, including acquisitions.

Under the Term Loan Credit Agreement, the Company may elect, from time to time, that the term loans bear interest as “Eurodollar Borrowings” or as “Alternate Base Rate Borrowings,” referred to herein as “ABR Borrowings.”

The interest rate per annum applicable to Eurodollar Borrowings shall be a fluctuating interest rate equal to the “Adjusted LIBO Rate” (adjusted upward, if necessary, for any lender reserve costs) plus the Applicable Margin.  The Adjusted LIBO Rate is the rate appearing on Bloomberg screen LIBOR01 (or any replacement therefore) for interest periods of one, two, three, six or, if consented to by the lenders, twelve months.  The Adjusted LIBO Rate will be reset at the beginning of each selected interest period based on the LIBOR rate then in effect.  The Applicable Margin for Eurodollar Borrowings is equal to 2.5%.

The interest rate per annum applicable to ABR Borrowings shall be a fluctuating interest rate equal to the “Alternate Base Rate” plus the “Applicable Margin.”  The Alternate Base Rate is equal to the highest of (i) the federal funds effective rate from time to time plus 0.50%, (ii) the London interbank offered rate (“LIBOR”) applicable for an interest period of one month (adjusted upward, if necessary, for any lender reserve costs) plus 1.00%, and (iii) the prime lending rate published by the The Wall Street Journal plus 1%.  The Applicable Margin for ABR Borrowings is equal to 1.5%.

The principal amount of the term loans must be repaid in installments equal to 0.25% of the initial principal amount of the term loans on March 31, June 30, September 30 and December 31 of each year, with any remaining amount of principal becoming due and owing on the Maturity Date.

All accrued and unpaid interest on ABR Borrowings shall be due when installments of principal are due.  All accrued and unpaid interest on Eurodollar Borrowings shall be due on the last day of each interest period elected by the Company for such Eurodollar Borrowings, except for interest periods of more than three months in which case all accrued and unpaid interest shall be due and payable every three months.

The Company and its wholly-owned subsidiary, BioStorage Technologies, Inc. (the “Guarantor”) have granted a lien and security interest in favor of the Term Loan Administrative Agent, for the benefit of the lenders, to secure repayment of all obligations due under the Term Loan Credit Facility.  The collateral includes substantially all of the assets of the Company and the Guarantor, including all of their tangible and intangible assets, the Company’s ownership interest in 11, 12 and 15 Elizabeth Drive, Chelmsford, Massachusetts, and the equity interests of the Company in its subsidiaries (except that such pledged equity interests are limited to 65% of the equity interests in any foreign subsidiaries).  The Guarantor has also guaranteed the Company’s obligations under the Term Loan Credit Facility.

The Company may prepay the Term Loan Credit Facility at any time, in whole or in part, without premium or penalty.  Under certain conditions, the Company is required to prepay the Term Loan Credit Facility in the event of the disposition of collateral or in the event that the Company has excess cash flow.

The Term Loan Credit Agreement contains no financial maintenance covenants.

The Term Loan Credit Agreement contains customary representations and warranties concerning the status and existence of the Company as well as its business and assets.  The Term Loan Credit Agreement also contains affirmative covenants that require the Company, among other things, to periodically furnish financial and other information to the Term Loan Administrative Agent, and customary negative covenants that, among other things, limit the Company’s ability to incur additional indebtedness, incur liens, sell assets, make acquisitions, consolidate or merge with or into other companies, pay dividends if the Company fails to meet certain payment conditions, purchase or redeem equity interests issued by the Company, make certain investments, issue equity interests in subsidiaries, prepay, redeem or retire subordinated debt, and enter into certain types of transactions with the Company’s affiliates, in each case, subject to certain qualifications and exceptions.  In particular, with respect to acquisitions, the negative covenants of the Term Loan Credit Agreement permit the Company to engage in any acquisition so long as the consideration paid by the Company at the time of such acquisition is less than the greater of $175,000,000 and 20% of the consolidated total assets of the Company and its subsidiaries as of the end of the fiscal quarter of the Company immediately preceding such acquisition.

Events of default under the Term Loan Credit Agreement include customary events, such as a cross-default provision with respect to other material debt, including the Company’s existing asset-based revolving line of credit (the “Existing ABL Facility”), which is evidenced by that certain Credit Agreement, dated as of May 26, 2016, among the Borrower, the Guarantor, and Wells Fargo Bank, N.A., as administrative agent for the lenders thereunder (the “ABL Administrative Agent”).

Consent and First Amendment to Credit Agreement

Simultaneously with the closing of the Term Loan Credit Facility, the Company and the Guarantor have entered into a Consent and First Amendment to Credit Agreement, dated October 4, 2017, with the ABL Administrative Agent by which the lenders under the Existing ABL Facility have consented to the Term Loan Credit Facility and have agreed, among other things, to amend the Existing ABL Facility to harmonize certain of its terms with the Term Loan Credit Facility.  In addition, the Term Loan Administrative Agent and the ABL Administrative Agent have entered into a certain Intercreditor Agreement, dated October 4, 2017, by which, among other things, the lenders under the Existing ABL Facility have agreed to subordinate their liens such that the obligations under the Term Loan Credit Agreement will be secured by a first-priority lien on substantially all of the assets of the Company and the Guarantor other than accounts receivable and inventory.

The foregoing description of the Term Loan Credit Facility and the amendment to the Existing ABL Facility do not purport to be complete and are qualified in their entirety by the full text of the applicable agreements, including the Term Loan Credit Agreement, which will be filed as exhibits to the Company’s Report on Form 10-K for the fiscal year ended September 30, 2017.

Item 2.01  Completion of Acquisition or Disposition of Assets

On October 5, 2017, the Company, through its wholly owned subsidiary Brooks Automation Limited (“Brooks UK”), completed the acquisition of all of the outstanding capital stock of 4tititude Limited, a U.K.-based provider of consumables and bench top instruments for the life sciences industry (“4titude”). Pursuant to the terms and conditions of the Sale and Purchase Agreement, dated October 5, 2017, by and among Brooks UK, Paul Day, Peter Collins, Thomas Lernbecher and Axel Moehrle, Brooks UK paid a total cash consideration at closing of approximately £52 million, which is subject to adjustment based on the final determination of working capital and other items as of the closing.  The Sale and Purchase Agreement contains customary representations, warranties and covenants of the parties and indemnification provisions.

The foregoing description of the Sale and Purchase Agreement between Brooks UK and 4titude does not purport to be complete and is qualified in its entirety by the full text of the Sale and Purchase Agreement, which will be filed as an exhibit to the Company’s Report on Form 10-K for the fiscal year ended September 30, 2017.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 4, 2017, the Company entered into the Term Loan Credit Agreement.  The description of the Term Loan Credit Agreement, and related agreements, set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 9.01  Financial Statements and Exhibits.

(a) Financial statements of business acquired.

If financial statements are required by Item 9.01(a) of Form 8-K, the Company will file them by amendment within 71 calendar days after the date upon which this current report on Form 8-K must be filed.

(b) Pro forma financial information.

If pro forma financial information is required by Item 9.01(b) of Form 8-K, the Company will file such information by amendment within 71 calendar days after the date upon which this current report on Form 8-K must be filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.

/s/ Jason W. Joseph
Date: October 10, 2017	Jason W. Joseph
Vice President, General Counsel and Secretary